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                                     FORM OF                        EXHIBIT 10.8
                         EMPLOYMENT SEVERANCE AGREEMENT

         This Employment Agreement is dated as of May , 1998, by and between U.
S. Vision, Inc., a Delaware corporation ("COMPANY"), and ________________ ("EXECUTIVE").

                                    RECITALS

         The Executive is a key employee of Company who has made and is expected to continue to make major contributions to the profitability, growth and financial strength of Company.

         Company desires to induce its key employees to remain in the employment of Company on certain terms and conditions, and Executive desires to remain employed by Company on such terms and conditions.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties do hereby mutually agree as follows:

         1. TERM OF EMPLOYMENT. The term of employment of the Executive shall continue until terminated in accordance with this agreement.

         2. POSITION AND RESPONSIBILITIES. Company hereby agrees to employ Executive as a member of senior management of Company. Executive shall have such responsibilities and authority as may from time to time be assigned to Executive by the Board of Directors of Company (the "BOARD OF DIRECTORS"). Such responsibilities may include the performance by Executive of certain services from time to time for any of Company's subsidiaries or other affiliated companies without any additional compensation to Executive.

         3. COMPENSATION. As compensation for all services to be performed by Executive under this Agreement, Company shall compensate Executive as follows:

              a. BASE SALARY. Company shall pay Executive a monthly base salary not less than Executive's current base salary per month (the "MONTHLY BASE SALARY"). The Board of Directors shall review Executive's Monthly Base Salary periodically to determine whether such amount shall be adjusted upwards in accordance with the duties and responsibilities of Executive and Executive's performance thereof.

              b. BONUSES. In addition to the Monthly Base Salary, Company may pay to Executive an annual bonus. The date on which any such bonus shall be paid and the amount of such bonus, if any, shall be determined by the Board of Directors.

              c. BENEFITS AND PERQUISITES. Executive shall continue to be entitled to participate in the employee benefit plans of Company and the perquisites enjoyed by other officers of Company, as presently in effect or as they may be modified from time to time.

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              d.   EXPENSES. Company shall also reimburse Executive for all
         expenses properly incurred by Executive in the performance of Executive's duties under this Agreement in accordance with policies established from time to time by the Board of Directors.

All such payments will be subject to deductions as from time to time may be required to be made pursuant to law, government regulations or order or by agreement with or consent of Executive.

         4. TERMINATION OF EMPLOYMENT . Either party may terminate Executive's employment at any time upon written notice. If the Company terminates this employment without Cause (as defined below) or if the Executive resigns for Good Reasons (as defined below) then the Company shall pay to the Executive the Severance Payment described in Section 7, below.

              a. CAUSE AND RESIGNATION FOR GOOD REASON. (a) Cause. Company may terminate Executive's employment for Cause (as defined below). For purposes of this Agreement, Company shall have "CAUSE" to terminate the Executive's employment under this Agreement only by reason of (i) fraud, misappropriation or embezzlement, or (ii) repeated and material breaches of this Agreement after written notice from Company and failure of the Executive to cure such breaches. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, the Executive was guilty of conduct set forth in items (i) or (ii) specifying the particulars of such conduct in detail.

              b. GOOD REASON. Executive may resign for Good Reason (as defined below) and upon resignation shall be entitled to receive the severance compensation provided for in SECTION 7. For purposes of this Agreement, Executive's resignation for "GOOD REASON" shall mean Executive's resignation is in part the result of: (i) any reduction in Executive's compensation or terms of Executive's employment other than as to benefits offered by Company generally, (ii) a material reduction in the duties or responsibilities of Executive, or (iii) a requirement that Executive be required to relocate Executive's residence in order to continue employment.

              c. TERMINATION WITHOUT CAUSE. Company shall have the right to terminate Executive's employment at any time "WITHOUT CAUSE." In the event of the termination of Executive's employment, Without Cause, Executive shall receive the severance compensation provided for in
         SECTION 7.

         5.   NOTICE OF TERMINATION. Any termination by Company pursuant to
SECTION 4 shall be communicated by a Notice of Termination (as defined below). For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice that shall indicate those specific termination provisions in this Agreement relied upon and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this


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Agreement, no such purported termination by Company shall be effective without such Notice of Termination.

         6. DATE OF TERMINATION. For purposes of this Agreement, the "DATE OF TERMINATION" shall mean the day Executive receives a Notice of Termination hereunder from Company or the day Company receives a Notice of Termination from Executive of such resignation if the Executive resigns Executive's employment with Company in accordance with SECTION 4(c).

         7. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT. If Executive's employment shall be terminated by Company or Executive, for whatever reason, other than (i) for Cause by the Company or (ii) resignation without Good Reason, then Company shall be obligated to pay to Executive as severance an amount equal to twelve (12) times the Executive's Monthly Base Salary on the Date of Termination (without taking into account any salary reduction which may be the basis of a resignation for Good Reason) (each a "MONTHLY SEVERANCE PAYMENT" and collectively, the "MONTHLY SEVERANCE PAYMENTS"). The Monthly Severance Payments shall be due and payable on or before the day of the month that Company paid Executive the Monthly Base Salary. If, however, Company receives written notice from Executive of Company's failure to pay a Monthly Severance Payment, Company shall pay Executive in a lump sum, in cash, an amount equal to the unpaid balance of the Monthly Severance Payments on or before the fifth (5th) day following the date Company receives such written notice from Executive. The obligation of the Company to provide the severance payment provided in this agreement is conditional on the execution and delivery by the Executive of a release of the Company, including its subsidiaries, officers and directors, of any and all liability relating to Executive's employment with the Company or the termination thereof, all of which shall be in form and substance reasonably satisfactory to the Company. If at any time prior to the complete payment of the Monthly Severance Payments there shall have occurred, by sale, merger, or otherwise, a change in more than 50% of the ownership of the Company as compared to the ownership on the date of this agreement, then any remaining unpaid Monthly Severance Payments shall be paid in a lump sum rather than monthly.

         8. NONCOMPETITION. Executive agrees that during the term of employment and for six months thereafter, Executive shall not become involved, directly or indirectly, as an employee, advisor, director, shareholder (other than of a public company in which the Executive owns less than five percent (5%)), consultant or agent of any business engaged in the optical business of the type engaged in by Company in any state or other place in which Company does business. Furthermore, Executive agrees that during the six months following the termination of employment Executive shall not employ or solicit for employment any employee of Company to leave such employment.

         9. NO OBLIGATION TO MITIGATE DAMAGES; EFFECT ON OTHER CONTRACTUAL RIGHTS. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any severance payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination, or otherwise. In the event that Executive has any other contractual right to salary continuation or severance beyond the term of Executive's employment, Executive shall receive the contractual severance under the agreement which provides the most amount of severance payment, but not both; in other words, the severance provided herein shall not be in addition to other contractual severance arrangements but the severance provided herein shall be the minimum amount to which the Executive is entitled.


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         10.  NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, to the party entitled to receive such notice at the address shown on the signature page hereof, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and Company. No waiver by either party to this Agreement at any time of any breach by the other party of or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement that are not set forth expressly in this Agreement have been made by either party. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         12. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. LEGAL FEES AND EXPENSES. If there is any legal action or proceeding to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of any party, the unsuccessful party to such action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined all costs and expenses, including reasonable attorneys' fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.

         15. CONFIDENTIALITY. Executive shall retain in confidence any and all confidential information known to Executive concerning Company and its businesses, so long as such information is not otherwise publicly disclosed by a person entitled to make such disclosure.

         IN WITNESS WHEREOF, the parties have executed this Agreement.



COMPANY                                     EXECUTIVE


U. S. VISION, INC.                          ____________________________________


______________________________              ____________________________________
Officer                                     (Signature)



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